CODE OF ETHICS


                                JULIUS BAER FUNDS

                                       AND

                     JULIUS BAER INVESTMENT MANAGEMENT, LLC


                                 MARCH 16, 2005















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CODE OF ETHICS


I.       INTRODUCTION

         A.       GENERAL PRINCIPLES

         This Code of Ethics ("Code") establishes rules of conduct for "Access Persons" (as defined in Attachment A) of each of the entities comprising the Julius Baer Family of Funds(1) ("JB Funds") and Julius Baer Investment Management, LLC. ("JBIM"). The Code is designed to govern the personal securities activities of Access Persons, prevent Access Persons from engaging in fraud, and require reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

         As a general matter, in connection with personal securities transactions, Access Persons should always place the interests of Advisory Clients first to ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of a Access Person's position of trust and responsibility; and not take inappropriate advantage of their positions.

         B.       APPLICATION

                  1. GENERAL: This Code applies to all Access Persons (as defined in Attachment A) of the JB Funds and JBIM.

                  2. NON-INTERESTED TRUSTEES/DIRECTORS: This Code applies to Non-Interested Trustees/Directors. However, a Non-Interested Trustee/Director shall not be required to comply with Sections IV.A. and IV.E-1. of this Code(2) with respect to a personal securities transaction involving a Covered Security (as defined in Attachment A) UNLESS such Non-Interested Trustee/Director, at the time of the personal transaction, knew, or in the ordinary course of fulfilling his or her official duties as a Trustee/Director of a JB Fund should have known, that during the 15-day period immediately preceding the date of the Trustee/Director's personal transaction in the Covered Security, a JB Fund purchased or sold the same Covered Security or such Covered Security was being considered for purchase or sale by a Fund or its investment adviser.

                  Certain provisions of the Code do not apply to Non-Interested Trustees/Directors who are Access Persons solely because they are Trustees or Directors of the JB Funds. Specifically, the following provisions of the Code do not apply to the Non-Interested Trustees/Directors who are Access Persons solely by reason of their being


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(1) The JB Funds are comprised of various corporate entities currently consisting of Julius Baer Global Equity Fund Inc., Julius Baer Global High Yield Bond Fund (US), Julius Baer International Equity Fund, Julius Baer Total Return Bond Fund, and International Equity Fund II.
(2) Sections IV.A. and IV.B. generally relate to the requirement to pre-clear personal trades, provide duplicate brokerage confirmations and statements and provide quarterly transaction reports.


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         Trustees/Directors of the JB Funds: (i) the reporting of initial, quarterly and annual disclosure of personal securities holdings; (ii) restrictions relating to black-out periods, short-term trading, investments in limited offerings and initial public offerings; and
         (iii) restrictions regarding service as a director of a publicly-traded or privately held company.

                  Restrictions in the Code on short-term trading in shares of the JB Funds by Access Persons also shall not apply to the Non-Interested Trustees/Directors who are Access Persons solely as a result of their being Trustees/Directors of the JB Funds.

                  3. INTERESTED TRUSTEES/DIRECTORS: This Code also applies to Interested Trustees/Directors. An Interested Trustee/Director, unlike a Non-Interested Trustee/Director as described above in
                  Section I.B.2., shall be required to comply with Sections IV.A. and IV.B. of this Code with respect to a personal securities transaction involving a Covered Security. If a Trustee/Director is designated as an Interested Trustee/Director solely because of his or her prior business relationship with the JB Funds or JBIM (i.e., is not "Investment Personnel", as defined in Attachment A), or due to a direct or indirect "Beneficial Interest" (as defined in Attachment A) in any security issued by JBIM or its parent company, the Interested Trustee/Director shall only be required to comply with the provisions of this Code relating to (a) Quarterly Transaction Reports; and (b) Initial and Annual Holdings Reports (as described in Sections IV.B. and D.). Moreover, the provisions of this Code regarding (i) restrictions on black-out periods and short-term trading; (ii) restrictions on investments in limited offerings and initial public offerings; and (iii) restrictions regarding services as a director of a publicly-traded or privately held company, shall not apply. All provisions of the Code shall apply to Interested Directors.

                  Restrictions in the Code on short-term trading in shares of the JB Funds by Access Persons shall not apply to an Interested Trustee/Director solely because of such Trustee's/Director's PRIOR business relationship with the JB Funds or JBIM (I.E., is not "Investment Personnel", as defined in Attachment A), or due to a direct or indirect "Beneficial Interest" (as defined in Attachment A) in any security issued by JBIM or its parent company.

                  4. FUNDS SUB-ADVISED BY JBIM: This Code does not apply to the directors, officers and general partners of funds for which JBIM serves as a sub-adviser.

                  5. CONFLICTS WITH OTHER CODES: To the extent this Code conflicts with any code of ethics or other code or policy to which an Access Person is also subject, this Code shall control. Notwithstanding the foregoing, if the other code of ethics is more restrictive than this Code, such other code of ethics shall be controlling, provided that (i) the Compliance Officer determines that the other code should be controlling and (ii) notifies the Access Person in writing of that determination.


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II.      STANDARDS OF BUSINESS CONDUCT

A.        COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

         It is the obligation of each Access Person to comply with applicable securities laws and regulations. In addition to the rules set forth under the Investment Advisers Act of 1940 ("Advisers Act"), the Investment Company Act of 1940 ("1940 Act") and other federal regulations governing the activities of registered investment advisers, Access Persons are required to comply with all federal securities laws applicable to JBIM.



III.     RESTRICTIONS

         A.       BLACKOUT PERIODS FOR PERSONAL TRADES

                  1. PENDING TRADE: No Access Person shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership (as defined in Attachment A) on a day during which an Advisory Client has a pending "buy" or "sell" order in that same Covered Security until that order is executed or withdrawn unless the Access Person's trade is a De Minimis Trade. (See Section III.C. of the Code.)

                  2. SEVEN-DAY BLACKOUT: Investment Personnel shall not purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership within seven (7) calendar days before or after the Advisory Client's trade in that Covered Security is executed, unless the Access Person's trade is a De Minimis Trade.

         B.       PRE-CLEARANCE OF PROPOSED PERSONAL TRANSACTIONS

                  Except for exempt transactions specified in Sections II.D., III.A. and III.B.1 all purchases or sales (including the writing of an option to purchase or sale) of a Covered Security in which an Access Person (or a member of his or her immediate family) has or will have a beneficial ownership interest must be pre-cleared with the Compliance Officer or his or her designee.

                  In addition, all trades in shares of the JB Funds and funds sub-advised by JBIM in which any Access Person (or member of his or her immediate family) has or will have a beneficial ownership interest, other than exempt transactions specified in Section II. D, must be pre-cleared with the Compliance Officer or his or her designee. Access persons must receive written approval for such transactions from Legal and Compliance five (5) days prior to submitting an order. Requests for approval of a transaction in fewer than five (5) days will be made on a case by


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                  case basis as determined in the discretion of the Legal and
                  Compliance Department.

                  In instances where there might be a conflict of interest when trading with a broker-dealer (E.G., a relative of the trader or portfolio manager that works at the broker-dealer), the trader or portfolio manager should disclose the relationship/potential conflict of interest to the Chief Compliance Officer of JBIM and obtain approval of the Chief Compliance Officer before trading with that broker-dealer.


         C.       INITIAL PUBLIC OFFERING AND LIMITED OFFERING

         No Access Person shall acquire directly or indirectly any securities in an initial public offering for his or her personal account except initial public offerings of registered investment companies. (As noted above, this provision does not apply to Non-Interested Trustees/Directors or Interested
Trustees/Directors who are not also Investment Personnel.)

         No Access Person shall acquire directly or indirectly securities in a "limited offering" (which are sometimes also referred to as "private placements") except after receiving pre-clearance, as specified in Section IV.A. hereof. In all such instances, the Access Person shall provide the Compliance Officer with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Access Person's activities on behalf of Advisory Clients). The Compliance Officer may not approve any such transaction unless he or she determines, after consultation with other investment advisory personnel of JBIM such as its Chief Investment Officer, that Advisory Clients have no reasonably foreseeable interest in purchasing such securities.

         For this purpose, a "limited offering" means an offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to
Section 4(2) or 4(6) thereof, or pursuant to Regulation D thereunder. (As noted above, this provision does not apply to Non-Interested Trustees/Directors or to Interested Trustees/Directors who are not also Investment Personnel.) Access Persons who have been authorized to acquire and have acquired securities in a "limited offering" must disclose that investment to the Compliance Officer and the Chief Investment Officer prior to, and explain that the disclosure is being made is in connection with, the Access Person's subsequent consideration of an investment in the issuer by an Advisory Client.

         D.       SHORT-TERM TRADING

                  1. COVERED SECURITIES: No Access Person shall profit from the purchase and sale, or sale and purchase, of the same Covered Security of which such Access Person has a beneficial ownership within 60 calendar days. The 60 calendar days will be calculated from the date of the most recent transaction and does not include trade date. Subject to Section IV. below, any profit realized from a trade in violation of this provision shall be paid



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                           to JBIM, which shall, in turn, donate that amount to
                           a charitable organization.

                  2. JB FUNDS SHARES: No Access Person (or member of his or her immediate family) shall purchase and sell or sell and purchase shares of the same JB Fund or fund sub-advised by JBIM (see Attachment I for a list of mutual funds sub-advised by JBIM) (of which such Access Person has a beneficial ownership) within a 60 calendar day period. The 60 calendar days will be calculated from the date of the most recent transaction and does not include trade date.

                  Further, no Access Person (or member of his or her immediate family) shall exchange shares of one JB Fund or fund sub-advised by JBIM (with respect to which such Access Person has a beneficial ownership interest) for shares of another JB Fund or fund sub-advised by JBIM (with respect to which such Access Person has a beneficial ownership interest) within a 60 calendar day period. The 60 calendar days will be calculated from the date of the most recent transaction and does not include trade date.

                  3. EXEMPT TRANSACTIONS: None of the above-specified restrictions on short-term trading in shares of the JB Funds or funds sub-advised by JBIM shall apply to the following transactions:

                           a. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control (for example, blind trusts or discretionary accounts where the Access Person and the investment advisor agree in writing to abide by these restrictions in a manner approved by the Compliance Officer);

                           b. Purchases or sales that are non-volitional on the part of the Access Person;

                           c. Purchases that are effected as part of an automatic dividend reinvestment plan, an automatic investment plan, a payroll deduction plan or program (including, but not limited to, automatic payroll deduction plans or programs and 401(k) plans or programs (both employee initiated and/or employer matching)), an employee stock purchase plan or program, or other automatic stock purchase plans or programs; or

                           d.       Sales that are part of an automatic
                                    withdrawal plan or program, including loans, withdrawals and distributions from 401(k) plans or programs.

                  4. RETURN OF PROFITS: Subject to Section IV. below, any profit realized by an Access Person from prohibited short-term trading in shares of the JB


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                           Funds or funds sub-advised by JBIM shall be returned
                           to the relevant JB Fund or sub-advised fund.

                  5. PRE-CLEARANCE OF TRANSACTIONS IN JB FUNDS' SHARE: In addition, Access Persons will be required by the Code to pre-clear with the Compliance Officer or his or her designee all trades made in shares of any JB Funds or funds sub-advised by JBIM with respect to which they have (or a member of their Immediate Family) or will have a Beneficial Ownership interest (including shares owned through any 401(k) or other retirement plan), other than transactions that are not subject to the Code's restrictions on short-term trading. Access persons must receive written approval for such transactions from Legal and Compliance five
                           (5) days prior to submitting an order. Requests for approval of a transaction in fewer than five (5) days will be made on a case by case basis as determined in the discretion of the Legal and Compliance Department.

                  For exchanges of JB Fund shares held through the JBIM 401(k) plan, pre-clearance requests must include the current and the post-trade actual ownership percentages for each Fund affected rather than the employee contribution allocations.

         E.       GIFTS

         The gift provisions below apply to officers and employees of JBIM.

                  1. ACCEPTING GIFTS: On occasion, because of their positions with JBIM or the JB Funds, employees may be offered, or may receive without notice, gifts from clients, brokers, vendors or other persons affiliated with such entities. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of JBIM and the JB Funds. Gifts of a nominal value (i.e., gifts whose reasonable aggregate value is no more than $100 a year), customary business meals, entertainment (e.g., reasonable sporting events) and promotional items (e.g., pens, mugs, T-shirts) may be accepted. Employees may not accept a gift of cash or a cash equivalent (e.g., gift certificates) in ANY amount.

                  2. SOLICITATION OF GIFTS: Employees and officers of JBIM or the JB Funds may not solicit gifts or gratuities.

                  3. GIVING GIFTS: Employees and officers of JBIM may not give any gift(s) with an aggregate value in excess of $100 per year to any person associated with any securities or financial organization, including exchanges, other NASD member organizations, commodity firms, news media, or clients of the firm.


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         F.       SERVICE AS A DIRECTOR

         No Access Person shall serve on the board of directors of any publicly-traded company or privately-held company without prior authorization from JBIM's Head of Legal and Compliance, based upon a determination that such board service would not be inconsistent with the interests of the Advisory Clients. In instances in which such service is authorized, the Access Person will be isolated from making investment decisions relating to such company through the implementation of appropriate "Chinese Wall" procedures established by the Head of Legal and Compliance. This restriction does not apply to non-profit, charitable, civic, religious, public, political, educational or social organizations.

         G.       AMENDMENTS

         The limitations and restrictions specified in subsections C through F of this Section II may be modified only by Head of Legal and Compliance on a case-by-case basis. Each such modification shall be documented in writing by the Compliance Officer, including in particular the basis for the modification. If material, such modification must be approved by the Board of Directors of the JB Funds no later than six months after adoption of the change.

III.     EXEMPT TRANSACTIONS

         A.       EXCLUSIONS FROM DEFINITION OF COVERED SECURITY

         For purposes of this Code, the term "Covered Security" (as defined in Attachment A) shall not include the following:

                  1. securities issued or guaranteed as to principal or interest by the Government of the United States or its instrumentalities;

                  2.       bankers' acceptances;

                  3.       bank certificates of deposit;

                  4. commercial paper and high quality short-term debt instruments (including repurchase agreements); and

                  5. shares of registered open-end investment companies registered under the Investment Company Act of 1940, as amended (the "1940 Act")(other than an affiliated fund or fund sub advised by JBIM)

                  OPTIONS ON THE ABOVE-REFERENCED SECURITIES ARE CONSIDERED TO BE COVERED SECURITIES.

         B.       TRADES EXEMPT FROM CERTAIN PROHIBITIONS AND REPORTING
                  REQUIREMENTS


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         The following items 1 through 4 are exempt from the prohibitions described in Section II, paragraphs "A" (PENDING TRADES AND SEVEN-DAY BLACKOUT) and "D" (THE 60-DAY PROHIBITION ON SHORT-TERM TRADING), as well as the requirements of Section IV, paragraph "A" (PRE-CLEARANCE) and "B" (QUARTERLY REPORTING). However, the requirement of Section IV, paragraph "D" (ANNUAL DISCLOSURE OF HOLDINGS), still applies.

                  1. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control (for example, blind trusts or discretionary accounts where the Access Person and the investment advisor agree in writing to abide by these restrictions in a manner approved by the Compliance Officer);

                  2. Purchases or sales that is non-volitional on the part of the Access Person or a Fund;

                  3. Purchases that are effected as part of an automatic dividend reinvestment plan, an employee stock purchase plan or program or other automatic stock purchase plans or programs; or

                  4. Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired.

         C.       DE MINIMIS EXCEPTION

         A "De Minimis Trade" is a personal trade of a common stock then listed on the Standard & Poor's Composite Index of 500 Stocks (the "S&P 500") in a transaction involving no more than $10,000. De Minimis Trades are only excluded from the "Pre-Clearance" requirement of Section IV.A. and the "Pending Trade" and "Seven-Day Blackout" requirements of Section II.A.

IV.      COMPLIANCE PROCEDURES

         A.       PRE-CLEARANCE REQUIREMENTS FOR ACCESS PERSONS

                  1. GENERAL REQUIREMENT: Except for exempt transactions specified in Sections II.D., III.A. and III.B.1 through 4, 6 and 7, all purchases or sales (including the writing of an option to purchase or sale) of a Covered Security in which an Access Person (or a member of his or her immediate family) has or will have a beneficial ownership interest must be pre-cleared with the Compliance Officer or his or her designee. In addition, all trades in shares of the JB Funds and funds sub-advised by JBIM in which any Access Person (or member of his or her immediate family) has or will have a beneficial ownership interest, other than exempt transactions specified in Section II.D, must be pre-cleared with the Compliance Officer or his or her designee.


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                  2. TRADE AUTHORIZATION REQUESTS: Prior to entering an order for a personal trade that requires pre-clearance, the Access Person must complete a written or electronic request for pre-clearance providing the following information:

                           a. Name and symbol of security;

                           b. Maximum quantity to be purchased or sold;

                           c. Name of broker effecting the transaction; and

                           d. Type of transaction (e.g. buy, sell, exchange,
                              etc).

                  The request must be submitted to the Compliance Officer (or his or her designee). After receiving the written or electronic request, the Compliance Officer (or his or her designee) will, as appropriate (a) review the information, (b) independently confirm whether there are any pending or unexecuted orders to purchase or sell the Covered Securities by an Advisory Client, and (c) as soon as reasonably practicable, determine whether to authorize the proposed securities transaction. No order for a securities transaction for which pre-clearance authorization is sought may be placed prior to the receipt of written or electronic authorization of the transaction by the Compliance Officer (or his or her designee). Verbal approvals are not permitted and may not be relied upon. Access Persons are solely responsible for their compliance with the Code. Pre-clearance should not be construed as an assurance that a personal securities transaction complies with all provisions of this Code.

                  3. REPRESENTATIONS AND WARRANTIES: In connection with each pre-clearance request, other than those with respect to transactions in shares of the JB Funds by all Access Persons, the Access Person shall make the following representations and warranties:

                           a. He/she does not possess any material non-public
                  information regarding the issuer of the security;

                           b. To his/her knowledge, there are no pending trades
                  in the security (or any derivative of it) by an Advisory
                  Client;

                           c. To his/her knowledge, the security (or any
                  derivative of it) is not being considered for purchase or sale by any Advisory Client);

                           d. If he/she is a portfolio manager or a person
                  linked to a portfolio manager, none of the accounts managed by him/her (or such portfolio manager) has purchased or sold this security (or any derivatives of it) within the past seven (7) calendar days; and

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                           e. He/she has read the Code of Ethics within the
                  prior twelve (12) months and believes that the proposed trade fully complies with the requirements of the Code.

                  4. DURATION OF PRE-CLEARANCE APPROVAL: Personal trades should be placed with a broker promptly after receipt of the pre-clearance approval so as to minimize the risk of potential conflict arising from a client trade in the same security being placed after the pre-clearance is given. The pre-clearance approval will expire at the open of business on the next trading day after which authorization is received. The Access Person is required to renew such pre-clearance if the pre-cleared trade is not completed before the authority expires. This restriction also applies to Limit Orders. With respect to trades in the JB Funds, the trade date may be the next trading day after pre-clearance is granted, due to the timing of processing transactions. In addition, the trade date on transactions processed through the mail may be different from the pre-clearance date.

                  5. EXECUTION OF TRADES AND COMMISSIONS: No personal trades may be placed or executed directly through the institutional trading desk of a broker-dealer that also handles any of JBIM's or its respective clients' trading activity. Only normal, retail brokerage relationships generally available to other similar members of the general public are permitted. Commissions on personal transactions may be negotiated, but payment of a commission rate that is lower than the rate available to retail customers through similar negotiations is prohibited.

         B.       QUARTERLY REPORTING

                  1.       BROKERAGE STATEMENTS AND CONFIRMATIONS

                  Every Access person and members of his or her Immediate Family (excluding Non-Interested Trustees/DirectorLs and their Immediate Family members) generally must maintain their personal brokerage one of the following designated brokers: CHARLES SCHWAB & CO., TD WATERHOUSE AND MERRILL LYNCH

                  In order to control personal accounts in a timely and cost efficient manner, the firm has established electronic confirmation links with these designated brokers.

                  An Access Person and members of his or her Immediate Family (excluding Non-Interested Trustees/Directors and their Immediate Family members) may seek written approval from the Head of Legal and Compliance before maintaining any brokerage accounts with a non-designated broker. If such approval is granted, the Access person must arrange for the Legal Department to receive DIRECTLY from any broker, dealer or bank that effects any securities transaction, duplicate copies of each confirmation for each such transaction and periodic statements for each brokerage account in which such Access Person has a beneficial ownership interest. This specifically includes brokerage


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         statements and confirmations with respect to transactions involving shares of the JB Funds and funds sub-advised by JBIM. To assist in making these arrangements, the Legal Department will send a letter to each brokerage firm based on the information provided by the Access Person. Exceptions to this policy must be pre-approved by the Compliance Department. Brokerage confirms are not required to include any information relating to any security that is not a Covered Security as specified in Section III.A. or an exempt transaction specified in Sections II.D.3., III.B.1 through 4. Brokerage statements are not required to include any information relating to any security that is not a Covered Security specified in Section III.A. For example, an Access Person is not required to report any information concerning an account that is only able to effect trades in open-end mutual funds (except for trades effected in shares of the JB Funds or funds sub-advised by JBIM), other than on the annual holdings report required under Section IV.D.

                  2. QUARTERLY TRANSACTION REPORTS: In addition to providing the duplicate confirmations and periodic statements required by the preceding paragraph on a timely basis, every Access Person shall, on a quarterly basis, confirm the accuracy of the information previously provided to the Legal and Compliance Department in the format specified in Attachment C-1, as well as list any previously unreported transaction in which the Access Person acquired any direct or indirect beneficial ownership of a Covered Security (such as, for example, a private placement or limited offering that is not purchased through his or her brokerage account, securities acquired through a gift or inheritance, as well as De Minimis Trades) and shares of any JB Funds or funds sub-advised by JBIM.

                           A.       REPORTING DEADLINE

                           An Access Person must submit any report required by
                  this Section IV.B. to the Compliance Officer no later than 30 days after the end of the calendar quarter in which the transaction occurred.

                           B.       REPORT CONTENT

                           The report must contain the following information
                  with respect to each previously undisclosed securities transaction:

                           i. The date of the transaction, the title, the interest rate and the maturity date (if applicable), the number of shares, and the principal amount of each Covered Security or shares of a JB Fund or fund sub-advised by JBIM involved;

                           ii. The nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);

                           iii. The price of the Covered Security or shares of a JB Fund or fund sub-advised by JBIM at which the transaction was effected;



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                           iv.      The name of the broker, dealer or bank with
                                    or through which the transaction was
                                    effected; and

                           v. The date that the report is submitted by the Access Person

                           To the extent such information is not included in the
                  duplicate confirmations, statements, periodic reports or other written information previously provided to the Compliance Officer, the following information must also be provided in the report submitted by the Access Person with respect to any account established in which ANY securities were held during the prior calendar quarter for the direct or indirect Beneficial Ownership interest of the Access Person (Attachment C-2):

                           i. The name of the broker, dealer or bank with whom the Access Person established the account;

                           ii.      The date the account was established; and

                           iii.     Permitted Disclaimer.

                  Any report submitted to comply with the requirements of this
         Section IV, may contain a statement that the report shall not be construed as an admission by the person making such report that such person has any direct or indirect Beneficial Ownership in the securities to which the report relates.

         C.       QUARTERLY REVIEW

         At least quarterly, the Compliance Officer (or his or her designee) shall review and compare the confirmations and quarterly reports received with the written pre-clearance authorization provided. Such review shall include, as appropriate:

                  1. Whether the securities transaction complied with this Code;

                  2. Whether the securities transaction was authorized in advance of its placement;

                  3. Whether the securities transaction was executed before the expiration of any approval under the provisions of this Code;

                  4. Whether any Advisory Client accounts owned the securities at the time of the securities transaction; and

                  5. Whether any Advisory Client accounts purchased or sold the securities in the securities transaction within seven (7) days of the securities transaction.

         D.       INITIAL AND ANNUAL DISCLOSURE OF PERSONAL HOLDINGS

         Each Access Person must submit a Personal Holdings of Securities report (Attachments D-1 and D-2, as applicable) with respect to each Covered Security, JB Fund and funds sub-advised by JBIM, other than securities exempted from this Code in accordance with Section III hereof, in which such Access Person has any direct or indirect beneficial ownership interest within 10 days of becoming an Access Person and annually thereafter within 30 days of the end of the calendar year. The holdings on the initial and annual reports must be current as of a date not more than 45 days prior to the individual becoming an Access Person (initial report) or the date the report was submitted (annual report). If not previously provided, the Access Person must provide or ensure that reports or duplicate copies of supporting documentation (E.G., brokerage statements or similar documents) of securities holdings required to be reported herein are provided to the Compliance Officer.

         In addition, the Access Person is required to provide the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities, including shares of any JB Funds or funds sub-advised by JBIM, are held for the direct or indirect benefit of the Access Person, including those otherwise excluded from the definition of Covered Security (Section III.A.).

         E.1      CERTIFICATION OF COMPLIANCE

         Each Access Person is required to certify annually that he or she has read and understood this Code and acknowledge that he or she is subject to it. Further, each Access Person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code. Access Persons must also certfiy in writing that they have received, read, understand and agree to abide by any amendments to the Code, which will be distributed by the Chief Compliance Officer from time to time. The form of Annual Certification and Questionnaire is attached to this Code as Attachment E-1 and the Code of Ethics Amendment Certification of Compliance is attached to this Code as Attachment_E-3.

         E.2      CERTIFICATION OF COMPLIANCE FOR NON-INTERESTED
                  TRUSTEES/DIRECTORS

         Non-Interested Trustees/Directors are required to certify annually that he or she has read and understood this Code and acknowledges that he or she is subject to it. The form of Annual Certification and Questionnaire is attached to this Code as Attachment E-2.


         F.       REPORTS TO THE BOARDS OF TRUSTEES/DIRECTORS

                  1. ANNUAL REPORTS: The JB Fund Compliance Officer shall prepare an annual report for the Board of each JB Fund on behalf of JBIM and any sub-adviser. At a minimum, the report shall: (a) summarize the existing Code procedures concerning personal investing and any changes in the Code and its procedures made during the year; (b) describe any issues arising under the Code since the last report to the Board, including, but not limited to, information about material violations of the Code or the procedures, and sanctions imposed in response to the material violations; (c) certify to the Board that the JB Funds and JBIM have adopted procedures reasonably necessary to prevent Access Persons from violating the Code; and (d) identify any recommended material changes in existing restrictions or procedures.

                  2. QUARTERLY REPORTS: At each quarterly meeting of the JB Funds' Boards, JBIM, and any sub-adviser of a JB Fund shall report to the Boards concerning:

                           a. Any transaction that appears to evidence a
                  possible violation of this Code;

                           b. Apparent violations of the reporting requirements
                  of this Code;

                           c. Any securities transactions that occurred during
                  the prior quarter that may have been inconsistent with the provisions of the codes of ethics adopted by a Fund's sub-adviser or principal underwriter; and

                           d. Any significant remedial action taken in response
                  to such violations described in paragraph c. above.

         G.       MAINTENANCE OF REPORTS

         The Compliance Officer shall maintain such reports and such other records as are required by this Code.


         H.       REPORTING CODE OF ETHICS VIOLATIONS

         It is the obligation of each Access Person to report promptly any violation of the Code by another Access Person to the Chief Compliance Officer. Violations of the Code include, but are not limited to, noncompliance with applicable laws and regulations, fraud or illegal acts involving any aspect of the firm's business and activity that is harmful to advisory clients or the Funds' shareholders. The report of a Code violation may be submitted anonymously and will be treated confidentiality. Retaliation against an individual who reports a violation is prohibited and in itself constitutes a violation of the Code. However, reports of transactions and other information obtained hereunder may be made available to the SEC or any other regulatory or self-regulatory organization, or other civil or criminal authority, to the extent required by law or regulation or as considered appropriate by JBIM in light of all the circumstances.

         Any violation of the Code will result in the imposition of such sanctions as the Adviser may deem appropriate under the circumstances. Sanctions may include, but are not limited to, a warning, disgorgement of any profits obtained in connection with a violation, fines, suspension, demotion, termination of employment or referral to civil or criminal authorities.

V.       GENERAL POLICIES

         A.       ANTI-FRAUD

         It shall be a violation of this Code for any Access Person or any affiliated person of JBIM in connection with the purchase or sale, directly or indirectly, by such person of a Covered Security which, within the most recent fifteen (15) days was held by an Advisory Client, or was considered by JBIM for purchase by the Advisory Client, to:

                  1. employ any device, scheme or artifice to defraud an Advisory Client;

                  2. make to an Advisory Client any untrue statement of a material fact or omit to state to an Advisory Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  3. engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon an Advisory Client; or

                  4. engage in any manipulative practice with respect to an Advisory Client.

         B. INVOLVEMENT IN CRIMINAL MATTERS OR INVESTMENT-RELATED CIVIL PROCEEDINGS

         Each Access Person must notify the Legal Department, as soon as reasonably practical, if he or she is arrested, arraigned, indicted or pleads no contest to any criminal offense (other than minor traffic violations) or if named as a defendant in any investment-related civil proceedings or any administrative or disciplinary action.


VI.      SANCTIONS

         Upon discovering that an Access Person has not complied with the requirements of this Code, the Compliance Officer shall submit findings to the Compliance Committee. The Compliance Committee may impose on that Access Person whatever sanctions the Compliance Committee deems appropriate, including, among other things, the unwinding of the transaction and the disgorgement of profits, a letter of censure, mandatory Code of Ethics training, monetary sanctions, suspension or termination of employment. Any significant sanction imposed shall be reported to the JB Funds' Boards in accordance with Section IV.F. above. Notwithstanding the foregoing, the Compliance Officer shall have discretion to determine, on a case-by-case basis, that no material violation shall be deemed to have occurred. The Compliance Officer may recommend that no action be taken, including waiving the requirement to disgorge profits under Section II.D. of this Code. A written memorandum of any such finding shall be filed with reports made pursuant to this Code.

VII.     RECORDKEEPING

         This Code shall be preserved with JBIM's records in the manner and to the extent required by Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act.

VIII.    OTHER LAWS, RULE AND STATEMENTS OF POLICY

         Nothing contained in this Code shall be interpreted as relieving any Access Person from acting in accordance with the provisions of any applicable law, rule, or regulation or any other statement of policy or procedures governing the conduct of such person adopted by a JB Fund. No exception to a provision in the Code shall be granted where such exception would result in a violation of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act.


DATE OF ADOPTION/AMENDMENTS

The Board adopted this code on September 30, 2004 to be effective September 30, 2004 adopted amendments. These procedures shall be approved annually thereafter. All amendments to this Code shall be approved by the Board.


FURTHER INFORMATION

If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions, such person should consult with the Compliance Officer.

ATTACHMENT A
DEFINITIONS

         "ACCESS PERSON" shall mean: (a) every trustee, director, officer and general partner of the JB Funds and JBIM, (b) every employee of the JB Funds and JBIM (and of any company in a control relationship to a JB Fund or JBIM) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by an Advisory Client or whose functions relate to the making of any recommendation to an Advisory Client regarding the purchase or sale of Covered Securities, (c) every employee of JBIM who obtains information concerning recommendations made to an Advisory Client with regard to the purchase or sale of a Covered Security prior to their dissemination, and (d) such persons designated by the Legal Department. The term "Access Person" does not include any person who is subject to securities transaction reporting requirements of a code of ethics adopted by a Fund's administrator, transfer agent or principal underwriter which contains provisions that are substantially similar to those in this Code and which is also in compliance with Rule 17j-1 of the 1940 Act and Section 15(f) of the Securities Exchange Act of 1934, as amended (the "1934 Act") as applicable. As required by Rule 204-1 of the Investment Advisers Act, the term access persons shall also cover employees in the postion to exploit information about client securities transactions or holdings. Administrative, technical, and clerical personnel may also be access persons if their functions or duties give them access to nonpublic information. Any uncertainty as to whether an individual is an Access Person should be brought to the attention of the Legal Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "Access Person" found in Rule 17j-1 of the 1940 Act and Rule 204A-1 of the Advisers Act. A person who normally assists in the preparation of public reports or who receives public reports but who receives no information about current recommendations or trading or who obtains knowledge of current recommendations or trading activity once or infrequently or inadvertently shall not be deemed to be either an Advisory Person or an Access Person.

         "ADVISORY CLIENT" means any client (including both investment companies and managed accounts) for which JBIM serves as an investment adviser or subadviser, renders investment advice, makes investment decisions or places orders through its trading department.

         "BENEFICIAL OWNERSHIP" A person is generally deemed to have beneficial ownership of a security if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect "PECUNIARY INTEREST" in the security. The term "PECUNIARY INTEREST" generally means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is refutably deemed to have an "indirect pecuniary interest" in any securities held by members of the person's Immediate Family. An indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; a person's right to dividends that is separated or separable from the underlying securities; a person's interest in securities held by certain trusts; and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security" being generally defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, or value derived from, the value of an equity security. For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is NOT deemed to have a pecuniary interest in portfolio Securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity portfolio. The foregoing definitions are to be interpreted by reference to Rule 16a-1(a)(2) under the 1934 Act, except that the determination of direct or indirect beneficial ownership for purposes of this Code must be made with respect to all securities that an Access Person has or acquires.

         "COVERED SECURITY" means any note, stock, treasury stock, security future, bond, debenture, evidences of indebtedness (including loan participations and assignments) certificate of interest or participation in any profit-sharing agreement, collateral trust agreement, investment contract, voting trust certificate, any put, call, straddle, option, or privilege on any security or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general any interest or instrument commonly known as a "security," or any certificate or interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, or derivative instrument of, any of the foregoing, and other items mentioned in
Section 2(a)(36) of the 1940 Act and not specifically exempted by Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act. Items excluded from the definition of "Covered Security" by Rule 17j-1 are securities issued or guaranteed as to principal or interest by the U.S. Government or its instrumentalities, bankers acceptances, bank certificates of deposit, commercial paper and high quality short term debt instruments (including repurchase agreements) and shares of open-end investment companies registered under the 1940 Act (such as the JB Funds). In addition, a Covered Security does not include commodities or options on commodities, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

         "DE MINIMIS TRADE" is defined in Section III.C. of the Code.

         "COMPLIANCE OFFICER" means each person designated as a Compliance Officer in Attachment F hereto.

         "IMMEDIATE FAMILY" of an Access Person means any of the following persons who reside in the same household as the Access Person: (i) child; (ii) grandparent; (iii) son-in-law; (iv) stepchild; (v) spouse; (vi) daughter-in-law;
(vii) grandchild; (viii) sibling; (xi) brother-in-law; (x) parent; (xii) mother-in-law; (xiii) sister-in-law; (xix) stepparent; and, (xx) father-in-law.

         Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the Head of Legal and Compliance determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

         "INTERESTED TRUSTEE/DIRECTOR" is any person who is an "interested person" as defined in the 1940 Act except for those who are "interested persons" of an investment company solely by reason of being a member of its board of directors or advisory board or an owner of its securities, or a member in the immediate family of such a person.

         "INVESTMENT PERSONNEL" is any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; or any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

         "LIMIT ORDER" is an ORDER to a BROKER to BUY a specified quantity of a security at or below a specified PRICE, or to SELL a specified quantity at or above a specified price (called the LIMIT PRICE). A Limit Order ensures that a person will never pay more for the stock than whatever price is set as his/her limit.

         "NON-INTERESTED TRUSTEE/DIRECTOR" is any person who is an Access Person by virtue of being a trustee or director of a JB Fund, but who is not an "interested person" (as defined in the 1940 Act) of a JB Fund UNLESS such Non-Interested Trustee/Director, at the time of a Securities Transaction, knew, or in the ordinary course of fulfilling his or her official duties as a trustee or director of a JB Fund should have known, that during the fifteen (15) day period immediately preceding the date of the transaction by such person, the security such person purchased or sold is or was purchased or sold by a JB Fund or was being considered for purchase or sale by a JB Fund or its investment adviser. For purposes of this Code, a "Non-Interested Trustee/Director" shall include each trustee or director of a JB Fund who is not also a director, trustee, officer, partner or employee or controlling person of a JB Fund's investment adviser, sub-adviser, administrator, custodian, transfer agent, or distributor.

ATTACHMENT B
PRE-CLEARANCE APPROVAL FORM FOR:

PROPOSED PERSONAL TRANSACTION
--------------------------------------------------------------------------------
Date
--------------------------------------------------------------------------------
Access Person:
--------------------------------------------------------------------------------
Security Name
--------------------------------------------------------------------------------
Is Security on S&P 500?
--------------------------------------------------------------------------------
Ticker Symbol
--------------------------------------------------------------------------------
Current Price
--------------------------------------------------------------------------------
Aggregate Quantity (may be estimate)
--------------------------------------------------------------------------------
Total Dollar Value
--------------------------------------------------------------------------------
Direction of Trade (Buy / Sell)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Do you currently hold a position in this Security?
--------------------------------------------------------------------------------
If so, indicate date of EACH transaction
--------------------------------------------------------------------------------

APPROVALS

-----------------------              -------------------        ----------
Access Person's Name                 Signature                  Date



--------------------------------------------------------------------------------
CIO (or designate)                        Name of person:
--------------------------------------------------------------------------------
Compliance Officer or Designee
--------------------------------------------------------------------------------
Basis for Determination
--------------------------------------------------------------------------------

I confirm that (i) I do not possess any material non-public information regarding the issuer of the security; (ii) to my knowledge, there are no pending trades in the security (or any derivative of it) by an Advisory Client; (iii) to my knowledge, the security (or any derivative of it) is not being considered for purchase or sale by any Advisory Client; (iv) to my knowledge, none of the accounts with which I am involved has purchased or sold this security (or any derivatives of it) within the past seven (7) calendar days; and (v) I have read the Code of Ethics within the prior twelve (12) months and believe that the proposed trade fully complies with the requirements of the Code.

TO CONFIRM THE INFORMATION LISTED ABOVE ELECTRONICALLY, PLEASE TYPE YOUR INITIALS BELOW AND DOUBLE-CLICK THE "I CONFIRM" BOX. BE SURE TO CLICK THE "CHECKED" FIELD WITHIN THE POP-UP.


Access Persons Initials _____ I confirm |_|

Date:______________

ATTACHMENT C-1
QUARTERLY CERTIFICATION OF EMPLOYEE TRANSACTIONS


I, ___________________, do hereby acknowledge that for the period ended _______:

(i) I have complied with all the policies and procedures set forth in the JBIM Compliance Manual and the Code of Ethics as amended ______

(ii) Furthermore, I have not traded for any client account, personal account, family account's or any other non-client account, directly or indirectly, on material, non-public information. Nor have I disseminated any material, non-public information with the corporate organization, or outside advisers and investors in violation of federal securities laws.

(iii) Furthermore, I have informed JBIM of ALL brokerage accounts in which I have a beneficial interest, as defined by the Code.

(iv) I confirm that I have complied with the Code of Ethics with respect to personal securities transactions, which include Covered Securities* and shares of the JB Funds and funds sub-advised by JBIM.


(v) If applicable, JBIM's Compliance Department is fully aware of the personal securities transactions that violated this Code.

         *Please refer to the Code of Ethics for Access Person for a description of Covered Securities (Section III.A and Attachment A).


------------------------------------                          ------------------
NAME                                                                   DATE

TO CONFIRM THE INFORMATION LISTED ABOVE ELECTRONICALLY, PLEASE TYPE YOUR INITIALS BELOW AND DOUBLE-CLICK THE "I CONFIRM" BOX. BE SURE TO CLICK THE "CHECKED" FIELD WITHIN THE POP-UP.

Access Persons Initials _____ I confirm

Date:______________

ATTACHMENT C-2

BROKERAGE ACCOUNT CERTIFICATION STATEMENT


         ACCOUNT NUMBER    ACCOUNT NAME                       BROKER NAME
--------------------------------------------------------------------------------























------------------------------------------------------------------------------

         I confirm that I have complied with the Code of Ethics with respect to the reporting of all broker, dealer or bank accounts in which any securities, including shares of the JB Funds and funds sub-advised by JBIM, are held for my direct or indirect benefit and that all such accounts are listed above or attached.


------------------------------------                            ----------------
NAME                                                                   DATE

ATTACHMENT D-1

INITIAL REPORT OF
PERSONAL HOLDINGS OF SECURITIES


Name:  ______________________________________

Position/Department:  __________________________

I. To comply with SEC regulations and the Julius Baer Investment Management Code of Ethics, all persons are required to provide a holdings report within 10 days of becoming an access person containing the following information (the information must be current as of a date no more than 45 days before the report is submitted):

                  a. The title, number of shares and principal amount of each security in which you have any direct or indirect beneficial ownership; and

                  b. The name of any broker, dealer, or bank with whom you maintain an account in which securities are held for your direct or indirect benefit.

Please complete the form below listing all broker, dealer and bank accounts in which you (or a member of your Immediate Family) hold reportable securities*. You must attach a list of the securities held in each account, including JB Funds and funds sub-advised by JBIM, as well as the information listed in item
(a) above. A copy of the most recent statement for each account may be attached for this purpose if it is accurate and provides all the required information.

PLEASE INCLUDE ALL ACCOUNTS, EVEN IF THEY ONLY HOLD NON-JB MUTUAL FUNDS.

--------------------------------------------------------------------------------
Account Owner                  Account Number                         Firm
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

II. If you have a Beneficial Ownership interest in securities that are not listed in an attached account statement, or hold the physical certificates, list them below:

 NAME OF SECURITY                   QUANTITY       VALUE         CUSTODIAN

1.    __________________________________________________________________________

2.    __________________________________________________________________________

3.    __________________________________________________________________________


(ATTACH SEPARATE SHEET IF NECESSARY)

         I certify that I have read and understand the Code of Ethics and that this form and the attached statements (if any) constitute all of the broker, dealer or bank accounts and reportable securities, including JB Funds and funds sub-advised by JBIM, in which I have a Beneficial Ownership interest, including those for which I hold physical certificates, as well as those held in accounts of my Immediate Family.


Signed:  _______________________________    Date:  ________________________


*Please note that bank checking and savings accounts are not reportable, nor are certificates of deposits, unless held in a brokerage account.

ATTACHMENT D-2

ANNUAL REPORT OF
PERSONAL HOLDINGS OF SECURITIES


Name:  ______________________________________

Position/Department:  __________________________

I. To comply with SEC regulations and the Julius Baer Investment Management Code of Ethics, all persons are required to provide a holdings report within 30 days of the end of the calendar year containing the following information (the information must be current as of a date no more than 45 days before the report is submitted):

c. The title, number of shares and principal amount of each security in which you have any direct or indirect beneficial ownership; and

d. The name of any broker, dealer, or bank with whom you maintain an account in which securities are held for your direct or indirect benefit.

II. I have reported all brokerage accounts in which I have beneficial interest. If there are accounts missing on this report, please add to the Brokerage Account Certification Statement.

II.               In addition, please list all other accounts not listed in
                  Section I that hold securities that are otherwise excluded* from the definition of a Covered Security (YOU DO NOT HAVE TO PROVIDE COPIES OF CONFIRMATIONS OR STATEMENTS). Included would be shares of non-JB mutual funds held directly through the fund company.

--------------------------------------------------------------------------------
Account Owner                   Security Type                        Firm
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

III. If you have a Beneficial Ownership interest in Covered Securities that are not listed in account statement, or hold the physical certificates, list them below:

               NAME OF SECURITY              QUANTITY      VALUE      CUSTODIAN

1.    __________________________________________________________________________

2.    __________________________________________________________________________

3.    __________________________________________________________________________


         I certify that I have read and understand the Code of Ethics and that I have reported all personal brokerage accounts which include all reportable personal holdings are defined by the Code, including JB Funds and funds sub-advised by JBIM, in which I have a Beneficial Ownership interest, including those for which I hold physical certificates, as well as those held in accounts of my Immediate Family.


Signed:  _______________________________    Date:  ________________________


*Please refer to the Code of Ethics for Access Persons for a description of Covered Securities (Section III.A. and Attachment A). Excluded from the definition of Covered Securities are: 1) Securities issued or guaranteed as to principal or interest by the Government of the United States or its instrumentalities; 2) Bankers' acceptances; 3) Bank certificates of deposit; 4) Commercial paper and high quality short term debt instruments (including repurchase agreements); and 5) Shares of registered open-end investment companies (including, for example, the JB Funds).

ATTACHMENT E-1

ANNUAL CERTIFICATION AND QUESTIONNAIRE
For Access Persons
of
The JB Funds
and
Julius Baer Investment Management

Employee: _____________________________________________ (please print your name)

I.       INTRODUCTION

         Access Persons are required to answer the following questions for the year ended___________. Upon completion, please sign and return the questionnaire by ___________, to _____________ in the Legal Department. -----------

II.      ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

         A. Have you obtained pre-clearance for all securities(3) transactions, including the JB Funds and funds sub-advised by JBIM, in which you have, or a member of your Immediate Family has, a Beneficial Ownership interest, except for transactions exempt from pre-clearance under the Code?

                              Yes |_|            No |_|            N/A |_|

         B. Have you reported all securities transactions, including the JB Funds and funds sub-advised by JBIM, in which you have, or a member of your Immediate Family has, a Beneficial Ownership interest, except for transactions exempt from reporting under the Code? (Reporting requirements include arranging for the Legal Department to receive, directly from your broker, duplicate transaction confirmations and duplicate periodic statements for each brokerage account in which you have, or a member of your Immediate Family has, a Beneficial Ownership interest, as well as reporting securities held in certificate form.)

                              Yes |_|            No |_|            N/A |_|



------------------
(3) The term "Covered Security" does not include open-end investment companies such as the JB Funds, However, for the purpose of this Questionnaire shares of all the JB Funds are included.

         C. Have you reported all broker, dealer and bank accounts in which any securities, including the JB Funds and funds sub-advised by JBIM, are held for your direct or indirect benefit?

                              Yes |_|            No |_|            N/A |_|

         D. Have you notified the Legal Department if you have been arrested, arraigned, indicted, or have plead no contest to any criminal offense, or been named as a defendant in any investment-related civil proceedings, or administrative or disciplinary action?

                              Yes |_|            No |_|            N/A |_|

         E. Have you complied with the Code of Ethics in all other respects, including the gift policy?

                              Yes |_|            No |_|

  (List in the Attachment all reportable gifts given or received for the year)

III.     INSIDER TRADING POLICY

         Have you complied in all respects with the Insider Trading Policy?

                              Yes |_|            No |_|


IV.      DISCLOSURE OF DIRECTORSHIPS

         A. Are you, or is any member of your Immediate Family, a director of any publicly-traded company or privately-held company (other than a non-profit, charitable organization).

                              Yes |_|            No |_|


         B. If the response to the previous question is "Yes," do you have knowledge that any of the companies for which you are, or a member of your Immediate Family is, a director will go public or be acquired within the next 12 months?

                              Yes |_|            No |_|

V.       DISCLOSURE OF BROKER-DEALER RELATIONSHIPS

         A. Are you, or any relative, employed or affiliated with a broker-dealer?

                              Yes |_|            No |_|


         B. List the names of ANY relatives who are employed or affiliated with a broker-dealer and a description of the position they hold and the related firm name.

--------------------------------------------------------------------------------
                        Relation to
Name of Relative        Access Person          Name of Firm             Title
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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         I hereby represent that I have read and understand the Code of Ethics and that, to the best of my knowledge, the foregoing responses are true and complete. I understand that any untrue or incomplete response may be subject to disciplinary action by JBIM.


Date:    _______________________                ________________________________
                                                     Access Person Signature

ATTACHMENT TO
ANNUAL CODE OF ETHICS QUESTIONNAIRE

Please explain all "No" responses to questions in Sections II and III

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Please list each company for which you are, or a member of your Immediate Family is, a director

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Please list all Gifts you received or gave during the year covered by this questionnaire

--------------------------------------------------------------------------------
                                                                      Estimated
Month          Giver/Receiver              Gift Description             Value
--------------------------------------------------------------------------------

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



ATTACHMENT E-2


JB Fund Non - Interested Trustee/Director Annual Certification of Compliance Code of Ethics





         I, ________________________________, hereby certify that I have received Code of Ethics for the Julius Baer Investment Management LLC and Julius Baer Funds. I further certify that I am subject to the Code and have complied with each of the Code's provisions to which I am subject.





                                                 _______________________________


                                                 Name:    ______________________


                                                 Telephone: ____________________

ATTACHMENT E-3


Code of Ethics Amendment
Certification of Compliance





         I, ________________________________, hereby certify that I have received the Code of Ethics for Julius Baer Investment Management and the Julius Baer Funds amended and dated ________. I further certify that I am subject to the Code and have read, understand and agree to abide by the Code's provisions.







                                                 Name: _________________________


                                                 Signature: ____________________


                                                 Date: _________________________


                                                 Telephone: ____________________

ATTACHMENT F

CONTACT PERSONS


JBIM COMPLIANCE OFFICER


JB FUND COMPLIANCE OFFICER


DESIGNEES OF COMPLIANCE OFFICER


LEGAL DEPARTMENT


COMPLIANCE COMMITTEE:

JB Fund CCO
JBIM CCO
JBIM Head of Legal and Compliance
CEO of JBIM

Attachment G

ADVISED MUTUAL FUNDS

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     FUND NAME                                                       TICKER
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     Julius Baer International Equity Fund
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     Julius Baer Total Return Bond Fund
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     Julius Baer Global High Yield Bond Fund
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     Julius Baer Global Equity Fund
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     Julius Baer International Equity Fund II
--------------------------------------------------------------------------------





SUB-ADVISED MUTUAL FUNDS

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     FUND NAME                                                        TICKER
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     Heritage International Equity                                    HEIAX
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     ING Foreign Fund                                                 IAFAX
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     Mercantile International Equity Fund                             MEQUX
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     Wilmington International Multi-Manager Portfolio                 RSSIX
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     RSI Retirement Funds                                             RSTEX
--------------------------------------------------------------------------------

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